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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MAXSTRAT Corporation 1994 Stock Option Plan, of our reports dated July 15, 1998, with respect to the consolidated financial statements of Sun Microsystems, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP


                                       /s/ ERNST & YOUNG LLP

February 10, 1999
Palo Alto, California



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